UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 7, 2010

LUNA INNOVATIONS INCORPORATED

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

000-52008	54-1560050
(Commission File No.)	(IRS Employer Identification No.)

1 Riverside Circle, Suite 400

Roanoke, Virginia 24016

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: 540-769-8400

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Compensatory Arrangements of Certain Officers.

On December 7, 2010, the Compensation Committee of the Board of Directors of Luna Innovations Incorporated (the “Company”) adopted an incentive compensation plan for the Company’s senior management, including Dale E. Messick, the Company’s interim President and Chief Operating Officer, Scott A. Graeff, the Company’s Chief Commercialization Officer and interim Chief Financial Officer, and Mark Froggatt, Ph.D., the Company’s Chief Technology Officer (collectively, the “Named Executive Officers”), for the year ending December 31, 2011 (the “Incentive Compensation Plan”). The Incentive Compensation Plan, as applied to the Named Executive Officers, is designed to reward these officers for achieving certain corporate and individual objectives. Pursuant to the Incentive Compensation Plan, the Compensation Committee has set the target cash bonus payout for each of the Named Executive Officers at 50% of such officer’s base salary as of December 31, 2011, with the maximum payout equal to 75% of such officer’s base salary as of December 31, 2011.

Bonuses will only be payable under the Incentive Compensation Plan if the Company achieves net income available to common stockholders for the year ending December 31, 2011, or a net loss available to common stockholders of less than a specified threshold amount. If the threshold net income (loss) is achieved, bonuses will be awarded based upon the level of achievement of various metrics related to the Company’s financial results for the year, in addition to a corporate goal related to voluntary employee turnover and individual qualitative objectives. The financial metrics include goals related to the Company’s net income (loss), non-GAAP adjusted EBITDA, net cash flow (excluding debt or equity transactions) and revenue for the year. For each metric the Incentive Compensation Plan provides a component weighting and achievement levels specified as minimum, target, and maximum. For performance values falling between the minimum and target values or between the target and maximum values, award amounts will be interpolated on a pro-rata basis.

Amounts earned under the Incentive Compensation Plan for the 2011 plan year, if any, would be paid following approval by the Company’s Compensation Committee and the audit of the Company’s financial statements for the 2011 year. If the Company’s cash balance as of December 31, 2011 is below a specified amount, the Compensation Committee may elect to pay to each participant up to 50% of the amounts earned under the Incentive Compensation Plan in shares of the Company’s common stock representing the equivalent cash value. Each participant may elect to receive all or a portion of his award in common stock in lieu of cash.

The foregoing description of the Incentive Compensation Plan is not complete and is qualified in its entirety by reference to the Incentive Compensation Plan, which will be filed as an exhibit to the Company’s Annual Report on Form 10-K for the year ending December 31, 2010.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 9, 2010	LUNA INNOVATIONS INCORPORATED

	By:	/s/ Talfourd H. Kemper, Jr.
Talfourd H. Kemper, Jr.
Vice President and General Counsel